As filed with the Securities and Exchange Commission on January 25, 2021.
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
TELOS CORPORATION
(Exact name of registrant as specified in its charter)
Maryland	52-0880974
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

19866 Ashburn Road, Ashburn, Virginia	20147
(Address of principal executive offices)	(zip code)

TELOS CORPORATION 2016 OMNIBUS LONG-TERM INCENTIVE PLAN
 (Full title of the plan)
Jefferson V. Wright
Executive Vice President and
General Counsel
19866 Ashburn Road
Ashburn, Virginia 20147
(703) 726-2704
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Christopher R. Johnson
Scott R. Wilson
Miles & Stockbridge P.C.
100 Light Street
Baltimore, Maryland  21202
(410) 727-6464
Indicated by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  □
CALCULATION OF REGISTRATION FEE
Title of Securities to Be Registered	Amount to Be Registered[1]	Proposed Maximum Offering Price per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee[2]
Common Stock, par value $0.001 per share:	7,459,913 shares	$39.285	$293,062,682	$31,973.13
 __________________
1
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional shares of the registrant’s Common Stock that may be offered or issued to prevent dilution resulting from any stock split, stock dividend or other similar transaction.

2
This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act, based on the average of the high and low sales prices of the Registrant’s common stock on January [•], 2021 as reported on the Nasdaq Global Market marketplace.

EXPLANATORY NOTE
This Registration Statement is intended to register a total of 7,459,913 shares of common stock, par value $0.001 per share, to be issued by Telos Corporation, a Maryland corporation (the “Registrant”), under the terms and conditions of the 2016 Omnibus Long-Term Incentive Plan approved by the Registrant’s stockholders at a meeting held on October 26, 2020.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.   Plan Information.
The information specified by Item 1 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the Explanatory Note to Part I of Form S-8.
Item 2.   Registrant Information and Employee Plan Annual Information.
The information specified by Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the Explanatory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the “Commission”) by the Registrant and are incorporated by reference to the extent not superseded by reports or other information subsequently filed or furnished.
(a)
The Registrant’s Prospectus dated November 18, 2020, and filed with the Commission pursuant to Rule 424(b) under the Securities Act relating to the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-249334);

(b)	The Current Report on Form 8-K filed by the Registrant on December 15, 2020; and

(c)
The description of the Registrant’s Common Stock, par value $0.001 per share, contained in the Registrant’s Registration Statement on Form 8-A filed on November 17, 2020 (File No. 001-08443) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition all of the Registrant’s reports filed with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act since the date of this Registration Statement and prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.   Description of Securities.
Not applicable.

Item 5.   Interests of Named Experts and Counsel.
Not applicable.
Item 6.   Indemnification of Directors and Officers.
The Maryland General Corporation Law, or the MGCL, permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty by the director or officer that was established by a final judgment as being material to the cause of action adjudicated. Our charter contains a provision which eliminates the liability of each of the members of our Board of Directors, or our Directors, and officers to the maximum extent permitted by Maryland law.
The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, a Maryland corporation may not indemnify a director or officer in a proceeding by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a proceeding by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:
•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•	a written undertaking by him or her, or on his or her behalf, to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity.
Our charter also authorizes us, to the maximum extent permitted by Maryland law, to indemnify (1) any present or former director or officer of us or (2) any individual who, while a director of us and at our request, serves or has served as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as our present or former director or officer and pay or reimburse such person's reasonable expenses in advance of final disposition of a proceeding.
Item 7.   Exemption from Registration Claimed.
Not applicable.

Item 8.   Exhibits.
Exhibit Number	Description
4.1	Second Articles of Amendment and Restatement of Telos Corporation, dated November 12, 2020 (Incorporated by reference to Exhibit 3.2 filed with the Company’s Form 8-K filed on November 16, 2020)
4.2	Amended and Restated Bylaws of the Company, as amended on November 13, 2020 (Incorporated by reference to Exhibit 3.3 to the Company’s Form 8-K filed on November 16, 2020)
4.3	Telos Corporation 2016 Omnibus Long-Term Incentive Plan (Incorporated by reference to Exhibit 10.3 filed with the Company’s Form 10-Q report for the quarter ended June 30, 2016)
4.4*	Amendment No. 1 to the 2016 Omnibus Long-Term Incentive Plan
5.1*	Opinion of Miles & Stockbridge P.C.
23.1*	Consent of BDO USA, LLP, independent registered accounting firm for the Registrant
23.2*	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)

_____________________
*Filed herewith
Item 9.   Undertakings.
(a)   The undersigned Registrant hereby undertakes the following:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act , each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ashburn, Commonwealth of Virginia, on the 25th day of January, 2021.
Telos Corporation

By:	/s/ John B. Wood
John B. Wood
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John B. Wood and Michele Nakazawa as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant on the dates and in the capacities indicated. This document may be executed by the signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.
Name	Position	Date

/s/ John B. Wood	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 22, 2021
John B. Wood

/s/ Michele Nakazawa	Chief Financial Officer (Principal Financial and Accounting Officer)	January 22, 2021
Michele Nakazawa

/s/ Bernard C. Bailey	Director	January 22, 2021
Bernard C. Bailey

/s/ David Borland	Director	January 22, 2021
David Borland

/s/ John W. Maluda	Director	January 22, 2021
Major General John W. Maluda
(USAF, Ret.)

/s/ Bonnie Carroll	Director	January 22, 2021
Bonnie Carroll

/s/ Fredrick Schaufeld	Director	January 22, 2021
Fredrick Schaufeld